UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 4, 2005


                               MARGO CARIBE, INC.
             (Exact name of registrant as specified in this charter)



              PUERTO RICO                                   0-15336
    (State or other jurisdiction of                (Commission File No.)
           incorporation)


                                   66-0550881
                        (IRS Employer Identification No.)



            ROAD 690, KILOMETER 5.8
            VEGA ALTA, PUERTO RICO                         00692
    (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code: (787) 883-2570


          (Former Name or Former Address, if changed since last report)

================================================================================

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On March 7, 2005, Margo Caribe, Inc. (the "Corporation") announced the appointment of Luis R. Carrasquillo to become the new Chief Financial Officer and a Senior Vice President. Mr. Carrasquillo has more than 10 years of professional experience and previously worked as Director of Finance with Liberty Cablevision of Puerto Rico. Under the terms of the agreement, Mr. Carrasquillo's is entitled to receive base salary of $125,000, plus certain other incentives and benefits. Mr. Carrasquillo is also eligible to receive grants of restricted stock under the Margo Caribe, Inc. 2003 Restricted Stock Plan.

     In connection with Mr. Carrasquillo's appointment, Mr. Juan B. Medina, former Senior Vice President & Chief Financial Officer, was appointed as the new President and Chief Operating Officer of the Corporation. In connection with this appointment, Mr. Medina's salary was increased from $122,500 to $147,500. Mr. Michael J. Spector will retain the titles of Chairman of the Board of Director and Chief Executive Officer.


ITEM 9.01 Financial Statements and Exhibits.

     (c)  Exhibits

          99.1 Press release dated March 7, 2005.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MARGO CARIBE, INC.

                                         By: /s/ Juan B. Medina
                                            --------------------------------
                                         Name:   Juan B. Medina
                                         Title:  President
                                                 and Chief Operating Officer

Date: March 8, 2005